Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ENERGY TRANSFER EQUITY, L.P.

This Certificate of Limited Partnership, dated August     , 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1. Name. The name of the limited partnership is “Energy Transfer Equity, L.P.”

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

3. General Partner. The name and the business, residence or mailing address of the general partner are:

LE GP, LLC

2828 Woodside Drive

Dallas, Texas 75204

EXECUTED as of the date written first above.

LE GP, LLC
its General Partner

By:	/s/ John W. McReynolds
Name:	John W. McReynolds
Title:	President